Exhibit 23.01

                      Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Kelly Services, Inc. of our report dated January 27, 2000 relating to the financial statements and financial statement schedules appearing in the Kelly Services, Inc. Annual Report on Form 10-K for the year ended January 2, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP
Detroit, MI
May 23, 2000